Exhibit 99.1
Trust Stamp announces a Letter of Intent for a transformative strategic alliance.

Trust Stamp announces entering a Letter of Intent for a strategic transaction that includes integration into a global Identity Consortium serving a federated network including crypto, bank, and other financial services companies.
July 18, 2024: Atlanta, Georgia. Trust Stamp (Nasdaq: IDAI) announced that it has entered into a Letter of Intent with Qenta Inc. for a strategic alliance to serve a global federated network including crypto, bank, and other financial services companies. The Letter of Intent is non-binding until the definitive transaction documents are executed.
Gareth N. Genner, CEO of Trust Stamp, commented: “Qenta is a global company that elevates the world’s citizens and businesses through a frictionless, accessible, secure, and compliant financial ecosystem that can digitize and democratize all of the world’s assets and transactions. According to a report by the Boston Consulting Group, the global movement from physical to digital transactions is estimated to result in $16 Trillion in annualized digital transactions by 2030, with resulting service revenue from tokenization predicted to grow from $2.81 Billion in 2023 to $13.2 Billion by 2032.”
Genner went on to say: “Qenta’s interlocking products and services, including the QOS blockchain, bridge the gap between legacy financial rails and the new, digital and tokenized economy and will be further enhanced by Trust Stamp’s proprietary technology providing secure, tokenized identity services ensuring both compliance and privacy. Given that twenty of our issued patents and nine of our pending patents are directly related to tokenization of identity and data, I believe that Trust Stamp is well positioned to play a significant role in the fast-growing digital transaction market.“
Brent De Jong, Chairman, CEO, and Founder of Qenta, commented: “This strategic alliance brings together two innovative companies with complementary technologies. Trust Stamp and Qenta share a vision of shaping the future of identity and data management. Combining our technologies and solutions will enhance capabilities for innovative and regulatory-compliant AI-powered solutions addressing data controls, privacy, secure content transfer, and payments. Our alliance will leverage relationships and activities in major market sectors such as finance, commodities, advertising, government, media, and sports. Both companies operate in multiple geographies and have complementary capabilities, enabling a more comprehensive and global delivery of products and services to businesses, governments, regulatory bodies, and consumers.”
Inquiries
Trust Stamp Email: Shareholders@truststamp.ai
About Trust Stamp
Trust Stamp is a global provider of AI-powered identity and tokenization services for use in multiple sectors, including banking and finance, regulatory compliance, government, real estate, communications, and humanitarian services. Its technology empowers organizations with advanced solutions that reduce fraud, protect personal data privacy, increase operational efficiency, and reach a broader base of users worldwide through its unique data transformation and comparison capabilities.
Located across North America, Europe, Asia, and Africa, Trust Stamp trades on the Nasdaq Capital Market (Nasdaq: IDAI).
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All statements in this release that are not based on historical fact are “forward-looking statements,” including within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The information in this announcement may contain forward-looking statements and information related to, among other things, the company, its business plan and strategy, and its industry. These statements reflect management’s current views with respect to future events-based information currently available and are subject to risks and uncertainties that could cause the company’s actual results to differ materially from those contained in the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company does not undertake any obligation to revise or update these forward-looking statements to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.